TARGETED GENETICS ENTERS INTO NEW AGREEMENT WITH
THE INTERNATIONAL AIDS VACCINE INITIATIVE TO SUPPORT ITS
ONGOING HIV/AIDS VACCINE DEVELOPMENT PROGRAM

SEATTLE, WA - June 28, 2006 - Targeted Genetics Corporation (Nasdaq: TGEN) announced today that it has entered into a collaboration and license agreement with the International Aids Vaccine Initiative (IAVI), Columbus Children’s Research Institute (CCRI) at Columbus Children’s Hospital and The Children’s Hospital of Philadelphia (CHOP) in support of the development and commercialization of HIV/AIDS vaccines.  The new agreement addresses development and commercialization issues consistent with the significant progress made in the HIV/AIDS vaccine development program. The new agreement supersedes a previous collaboration agreement entered into by Targeted Genetics, IAVI and CCRI in 2000, when the parties started working together on the development of an HIV/AIDS vaccine for the developing world.

The first HIV/AIDS vaccine candidate developed under this collaboration has advanced to human clinical trials. This HIV/AIDS vaccine candidate is being evaluated in clinical trials in Belgium, Germany, India, South Africa, Uganda and Zambia. Data from certain of these trials is expected to be announced in the third quarter of 2006.

“We believe the elements of our new agreement represent an alignment of interests of all the parties and provide incentive for all parties to share common goals related to the development and commercialization of HIV/AIDS vaccines in all parts of the world,” said H. Stewart Parker, President and Chief Executive Officer of Targeted Genetics Corporation. “IAVI is a leader in support of the development of HIV/AIDS vaccines for the developing world and a great partner. To date, IAVI has substantially funded Targeted Genetics' HIV/AIDS vaccine program efforts, significantly exceeding IAVI’s initial funding commitment made to the program in 2000.  IAVI has also provided funding to CCRI, CHOP and to conduct human clinical trials.”

Under this new agreement, Targeted Genetics expects to continue to receive significant funding from IAVI for the continued development of HIV/AIDS vaccines for the developing world. Targeted Genetics also received the rights to utilize the findings from the IAVI funded program to develop and commercialize HIV/AIDS vaccines for both the developed world and for any additional vaccine candidates. Among other rights granted under this agreement, IAVI retains the exclusive rights for commercialization in the developing world of any HIV/AIDS vaccine that is developed under the collaboration, and will receive a royalty on income received by Targeted Genetics from the development and commercialization of vaccines. Targeted Genetics will also issue IAVI a small number of shares of its common stock. The agreement will govern the collaboration for as long as there is a vaccine candidate in development or commercialized as a result of the program funded by IAVI. In addition, Philip R. Johnson, M.D., who has been instrumental to the program since its inception in 2000, joined CHOP in 2005 from CCRI, and as a result, this new agreement now includes CHOP.

About the Vaccine Candidates
The vaccine candidate, tgAAC09, utilizes a recombinant adeno-associated viral vector (AAV) that was developed with and manufactured by Targeted Genetics. IAVI is funding development, pre-clinical and clinical studies to test the vaccine. The Targeted Genetics’ AAV manufacturing process utilized for this candidate is based on a cell line which was designed by Dr. Philip R. Johnson. As part of a comprehensive development strategy, a second HIV/AIDS candidate developed in this program is slated to go into clinical development. This candidate contains a different AAV serotype than is utilized in tgAAC09. Preclinical studies of this AAV serotype have demonstrated an ability to elicit an immune response at lower dose levels.

About the International AIDS Vaccine Initiative
IAVI is a global not-for-profit organization working to accelerate the development of a vaccine to prevent HIV infection and AIDS. Founded in 1996 and operational in 23 countries, IAVI and its network of collaborators research and develop vaccine candidates. IAVI also advocates for a vaccine to be a global priority and works to ensure that a future vaccine will be accessible to all who need it.  IAVI's financial and in-kind supporters include the Bill & Melinda Gates Foundation, the New York Community Trust, the Rockefeller Foundation, the Starr Foundation, the Governments of the Basque Country, Canada, Denmark, the European Union, Ireland, the Netherlands, Norway, Sweden, the United Kingdom, and the United States; multilateral organizations such as the World Bank; corporate donors including BD (Becton, Dickinson & Co.), Continental Airlines, DHL and Pfizer; leading AIDS charities such as Broadway Cares/Equity Fights AIDS, Crusaid, Deutsche AIDS-Stiftung, and the Until There's A Cure Foundation; other private donors such as the Haas Charitable Trusts; and many generous individuals from around the world.  For more information, see www.iavi.org.

About Columbus Children’s Research Institute
Columbus Children’s Hospital is a 114-year-old pediatric healthcare network which houses the Department of Pediatrics of The Ohio State University College of Medicine. Columbus Children’s Research Institute (CCRI) at Columbus Children's Hospital ranks among the top 10 in National Institutes of Health research awards to freestanding children’s hospitals in the United States.  CCRI has nearly 300,000 square feet of dedicated research space and is organized into 11 research Centers of Emphasis encompassing gene therapy; molecular and human genetics; vaccines and immunity; childhood cancer; cell and vascular biology; developmental pharmacology and toxicology; injury research and policy; microbial pathogenesis; cardiovascular medicine; innovation in pediatric practice and biobehavioral health.  More information is available by calling (614) 722-KIDS or through www.columbuschildrens.com.

About The Children's Hospital of Philadelphia
The Children's Hospital of Philadelphia (CHOP) was founded in 1855 as the nation's first pediatric hospital. Through its long-standing commitment to providing exceptional patient care, training new generations of pediatric healthcare professionals and pioneering major research initiatives, CHOP has fostered many discoveries that have benefited children worldwide. Its pediatric research program is among the largest in the country, ranking second in National Institutes of Health funding. In addition, its unique family-centered care and public service programs have brought the 430-bed hospital recognition as a leading advocate for children and adolescents. For more information, visit http://www.chop.edu.

About Targeted Genetics
Targeted Genetics Corporation is a biotechnology company committed to the development and commercialization of innovative, targeted molecular therapies for the prevention and treatment of inflammatory arthritis, HIV/AIDS and other acquired and inherited diseases with significant unmet medical need. Targeted Genetics uses its considerable knowledge and capabilities in the development and manufacturing of gene delivery technologies to advance a diverse product development pipeline. Its product development efforts target inflammatory arthritis, HIV/AIDS, congestive heart failure, Huntington’s disease, and hyperlipidemia. To learn more about Targeted Genetics, visit its website at www.targetedgenetics.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This release contains forward-looking statements regarding anticipated scientific progress on our research programs, our ability to develop, manufacture, accurately interpret clinical results, obtain regulatory approvals and commercialize any vaccines under the collaboration, the market prospects for any vaccine, our benefits, including royalties, that we expect to derive as a result of this collaboration and other statements about our plans, objectives, intentions and expectations. These statements, involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Factors that could affect our actual results include, but are not limited to, our ability to obtain, maintain and protect our intellectual property, our ability to raise capital when needed, our ability to recruit and enroll suitable trial participants, the timing, nature and results of research and clinical trials, potential development of alternative technologies or more effective processes by competitors, and, our ability to obtain and maintain regulatory or institutional approvals, as well as other risk factors described in Item 1A. Risk Factors in our report on Form 10-K for the year ended December 31, 2005 and updated in our Form 10-Q for the quarter ended March 31, 2006. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. We undertake no duty to publicly announce or report revisions to these statements as new information becomes available that may change our expectations.

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Investor and Media Contact:
Stacie D. Byars
Director, Communications
Targeted Genetics Corporation
Phone: 206.521.7392
stacie.byars@targen.com